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                               WINDSOR ART, INC.

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

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CONTENTS

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                                                                PAGE
INDEPENDENT AUDITORS' REPORT........................................1


FINANCIAL STATEMENTS

    Balance Sheet..................................................2

    Statements Of Income And Retained Earnings.....................3

    Statement Of Cash Flows........................................4

    Notes To Financial Statements..............................5 - 9

                           INDEPENDENT AUDITORS' REPORT



Board of Directors
Windsor Art, Inc.
St. Louis, Missouri


We have audited the accompanying balance sheet of Windsor Art, Inc. (a wholly-owned subsidiary of Bentley International, Inc.) as of December 31, 1997 and 1996 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Windsor Art, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          /s/ RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
February 27, 1998

                               WINDSOR ART, INC.
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                                 BALANCE SHEET

                                                                                      DECEMBER 31,
                                                                                 -----------------------
                                                                                    1997         1996
                                                                                 ----------   ----------
                                   ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                     $   91,197   $  110,782
   Accounts receivable (less allowance for doubtful
      accounts of $151,000 in 1997 and $255,000 in
      1996 - Note 5)                                                              1,886,527    1,736,050
   Inventories (Notes 3 and 5)                                                    1,824,908    1,329,689
   Due from related companies                                                            --       54,514
   Other current assets                                                              83,621       79,663
                                                                                 ----------   ----------
         TOTAL CURRENT ASSETS                                                     3,886,253    3,310,698

EQUIPMENT AND LEASEHOLD IMPROVEMENTS - NET
   (NOTES 4 AND 5)                                                                  190,381      196,392
                                                                                 ----------   ----------
                                                                                 $4,076,634   $3,507,090
                                                                                 ==========   ==========

                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes payable (Note 5)                                                        $  730,565   $1,100,000
   Accounts payable and accrued expenses                                            865,572      930,534
   Due to related companies                                                          75,280           --
                                                                                 ----------   ----------
         TOTAL CURRENT LIABILITIES                                                1,671,417    2,030,534
                                                                                 ----------   ----------

EXCESS OF ACQUIRED ASSETS OVER COST (NOTE 6)                                        298,127      623,358
                                                                                 ----------   ----------
STOCKHOLDERS= EQUITY
   Common stock:
      Authorized 30,000 shares of $1 par value;
         issued and outstanding 100 shares                                              100          100
   Retained earnings                                                              2,106,990      853,098
                                                                                 ----------   ----------
         TOTAL STOCKHOLDERS' EQUITY                                               2,107,090      853,198
                                                                                 ----------   ----------
                                                                                 $4,076,634   $3,507,090
                                                                                 ==========   ==========


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See the accompanying notes to financial statements.                    Page 2

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                               WINDSOR ART, INC.
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                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                       FOR THE YEARS
                                                                                    ENDED DECEMBER 31,
                                                                              ----------------------------
                                                                                   1997             1996
                                                                              ------------    ------------
                         STATEMENT OF INCOME
NET SALES                                                                     $ 12,713,313    $ 11,630,022
COST OF SALES                                                                    8,523,636       8,219,838
                                                                              ------------    ------------
GROSS PROFIT                                                                     4,189,677       3,410,184
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                     2,859,014       2,808,118
                                                                              ------------    ------------
INCOME FROM OPERATIONS                                                           1,330,663         602,066
INTEREST EXPENSE                                                                  (129,283)       (159,860)
OTHER INCOME                                                                       332,512         325,230
                                                                              ------------    ------------
NET INCOME                                                                    $  1,533,892    $    767,436
                                                                              ============    ============

                         STATEMENT OF RETAINED EARNINGS

BALANCE - BEGINNING OF YEAR                                                   $    853,098    $     85,662
NET INCOME                                                                       1,533,892         767,436
DISTRIBUTIONS TO PARENT COMPANY                                                   (280,000)           --
BALANCE - END OF YEAR                                                         $  2,106,990    $    853,098
                                                                              ============    ============


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See the accompanying notes to financial statements.                    Page 3

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                               WINDSOR ART, INC.
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                            STATEMENT OF CASH FLOWS

                                                                       FOR THE YEARS
                                                                     ENDED DECEMBER 31,
                                                                --------------------------
                                                                   1997          1996
                                                                -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                   $ 1,533,892    $   767,436
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization                               61,362         54,851
         Amortization of excess of acquired assets over cost       (325,230)      (325,230)
         Change in assets and liabilities:
            Increase in accounts receivable                        (150,477)      (168,821)
            (Increase) decrease in inventories                     (495,219)       676,360
            Decrease in due to/from related companies               129,794         10,793
            (Increase) decrease in other current assets              (3,958)         2,175
            Decrease in accounts payable and accrued expenses       (64,962)      (161,085)
                                                                -----------    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                           685,202        856,479
                                                                -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES
   Payments for furniture and equipment                             (55,352)       (15,516)
                                                                -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net repayments under line of credit                             (369,435)      (800,000)
   Distributions to parent company                                 (280,000)          --
                                                                -----------    -----------
NET CASH USED IN FINANCING ACTIVITIES                              (649,435)      (800,000)
                                                                -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                (19,585)        40,963

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                       110,782         69,819
                                                                -----------    -----------
CASH AND CASH EQUIVALENTS - END OF YEAR                         $    91,197    $   110,782
                                                                ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Interest paid                                                $   129,385    $   168,502
                                                                -----------    -----------



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See the accompanying notes to financial statements.                    Page 4


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                               WINDSOR ART, INC.
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                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION

       The accompanying financial statements include only the accounts of Windsor Art, Inc., a wholly-owned subsidiary of Bentley International, Inc.

       ESTIMATES AND ASSUMPTIONS

       The preparation of financial statements in conformity with generally accepted accounting principles requires that management make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may also be affected by the estimates and assumptions management is required to make. Actual results may differ from those estimates.

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       INVENTORIES

       Inventories are stated at the lower of cost or market. Inventory costs have been determined by the last-in, first-out (LIFO) method.

       EQUIPMENT AND LEASEHOLD IMPROVEMENTS

       Equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed on the straight-line method. The assets are depreciated and amortized over periods ranging from five to seven years.

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       EXCESS OF ACQUIRED ASSETS OVER COST

       Excess of acquired assets over cost in connection with the acquisition of a company, Windsor Art, Inc., is treated as negative goodwill and is amortized on the straight-line basis over five years.


2. OPERATIONS

       Windsor Art, Inc. manufactures and distributes decorative mirrors and framed prints to furniture stores, mass merchants and designers throughout the United States.

3. INVENTORIES

       Inventories consist of:

                                         1997         1996
                                      ----------   ----------
Finished goods                        $1,096,627   $  688,062
Raw materials                            909,477      766,767
                                      ----------   ----------
                                       2,006,104    1,454,829

Less:  Adjustment from FIFO to LIFO      181,196      125,140
                                      ----------   ----------
                                      $1,824,908   $1,329,689
                                      ==========   ==========

       If the FIFO basis had been used, net income for the years ended December 31, 1997 and 1996 would have increased by $56,056 and decreased by $32,419, respectively.


4.       EQUIPMENT AND LEASEHOLD IMPROVEMENTS

         Equipment and leasehold improvements consist of:


                                        1997       1996
                                      --------   --------
Furniture and fixtures                $185,799   $141,290
Machinery and equipment                 72,938     62,096
Leasehold improvements                 112,789    112,789
                                      --------   --------
                                       371,526    316,175
Less:  Accumulated depreciation and
   amortization                        181,145    119,783
                                      --------   --------
                                      $190,381   $196,392
                                      ========   ========

       Depreciation and amortization charged against income amounted to $61,362 in 1997 and $54,851 in 1996.
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WINDSOR ART, INC.
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Notes To Financial Statements (Continued)

5.       NOTES PAYABLE

         Notes payable consist of:

                                                                1997         1996
                                                             ----------   ----------
Borrowings under a $2,000,000 line of credit,  secured
by all business assets, bearing interest at the prime rate
plus 1.5%, due December 1, 1998                              $  730,565   $     --

Notes payable - officer, secured by collateral agreement,
subordinate to bank debt, bearing interest at the prime
rate plus 2%, due July 1997                                        --        900,000

Borrowings under a bank line of credit, secured by
inventories, accounts receivable, equipment and
personal guarantees of officers, due on demand, bearing
interest at the prime rate plus 1/2%, expiring May 1997            --        200,000
                                                             ----------   ----------
                                                             $  730,565   $1,100,000
                                                             ==========   ==========

       All of the notes payable totaling $1,100,000 at December 31, 1996 were refinanced under a new line of credit agreement in January 1997.

       The line-of-credit agreement contains covenants imposing certain restrictions and requirements as follows:

       1. The Company's minimum debt service coverage ratio shall not be less than 3 to 1.

       2. The Company's net income shall not be less than a negative $25,000 per month.

       3. The Company's minimum book net worth shall not be less than $765,000, excluding excess of acquired assets.

       4. Key person life insurance of $2,000,000 must be maintained on the Chairman of the Company.

       5. Capital expenditures cannot exceed $150,000 in the aggregate for the year, $80,000 of which shall be used only for the purchase of upgraded computer equipment. In addition, no more than $25,000 can be spent in any one transaction.


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WINDSOR ART, INC.
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Notes To Financial Statements (Continued)

       6. Salaries cannot increase by more than 10% in any one year for any director, officer or consultant or their families.

       The Company was not in compliance with covenant number 6 at December 31, 1997. However, the covenant was subsequently waived by the bank.


6. EXCESS OF ACQUIRED ASSETS OVER COST

       In November 1993, the Company purchased certain operating assets of a company operating under the protection of the bankruptcy laws. The acquisition was accounted for as a purchase and the Company's equity in the assets acquired exceeded the purchase price by approximately $1,627,000. This excess of acquired assets over cost (so-called "negative goodwill") is being amortized over a five-year period.


7. DEFERRED COMPENSATION PLAN

       On December 31, 1997, Bentley International froze a qualified, defined contribution profit-sharing plan covering eligible full-time and part-time employees, of which Windsor employees are eligible to participate. The plan was qualified under Section 401(k) of the Internal Revenue Code, and allowed employees to contribute on a tax deferred basis. The plan also provided for non-elective or discretionary contributions by the Company in such amounts as the Board of Directors may annually determine. There were no Company contributions to the 401(k) plan in 1997 or 1996.

       Effective January 1, 1998, Bentley International adopted a qualified, SIMPLE-IRA plan. All employees who are reasonably expected to earn at least $5,000 per year are eligible to participate. Under this plan, the employee can contribute through payroll deductions up to $6,000 to the IRA. The Company will match up to 3% of each employee=s salary into the plan.


8. INCOME TAXES

       The Company files consolidated income tax returns with its parent company and other subsidiaries. The consolidated group is in a net operating loss position. Consequently, there is no provision for income taxes recorded for 1997 or 1996.

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WINDSOR ART, INC.
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Notes To Financial Statements (Continued)

9. RELATED PARTY TRANSACTIONS

       The Company is paying an officer $2,000 per month beginning in December 1996 for use of a condominium by certain Company employees, customers and sales representatives.


10. LEASE COMMITMENT

       The Company leases office, production and showroom facilities under operating leases which expire over the next three years. Certain of these leases provide for standard annual increases in base rent.

       The future minimum annual rentals under the leases are as follows:


          YEAR                                               AMOUNT
          ---------------------------------------------------------
          1998                                            $ 361,590
          1999                                              102,249
          2000                                               31,431
          ---------------------------------------------------------
                                                          $ 495,270
          =========================================================

       Total rent expense under all operating leases was $419,311 in 1997 and $395,360 in 1996.


11. SIGNIFICANT CUSTOMERS AND SUPPLIERS

       During 1997 and 1996, sales to one customer approximated 21% and 24% of total net sales, respectively. Accounts receivable from the customer amounted to approximately $251,000 and $373,000 at December 31, 1997 and 1996, respectively. Purchases from two suppliers represented 26% and 25% of total purchases for 1997 and 24% and 17% of total purchases for 1996. Accounts payable to the two suppliers amounted to $42,397 and $110,388 for 1997 and 1996, respectively.


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